Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121948 and 333-163455), Form S-4 (No. 333-109518) and on Form S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870 and 333-165978) of GenCorp Inc. of our report dated January 31, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Sacramento, California
February 2, 2011